Exhibit 23(a)
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Hawaiian Electric Industries, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.
Our reports refer to changes in the method of accounting for income taxes in 2007 and stock compensation in 2006.

/s/ KPMG LLP

Honolulu, Hawaii
November 5, 2008